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Exhibit 24.1

POWER OF ATTORNEY

FORM 10-K ANNUAL REPORT FOR FISCAL 2003

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Robert H. Barghaus and Bruce D. Kreiger, and each of them, until July 31, 2003, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report of Blyth, Inc. for the fiscal year ended January 31, 2003, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ ROBERT B. GOERGEN Robert B. Goergen	Chairman, Chief Executive Officer and President, Director (Principal Executive Officer)	April 1, 2003
/s/ ROBER H. BARGHAUS Robert H. Barghaus	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2003
/s/ ROGER A. ANDERSON Roger A. Anderson	Director	April 1, 2003
/s/ JOHN W. BURKHART John W. Burkhart	Director	April 1, 2003
/s/ PAMELA M. GOERGEN Pamela M. Goergen	Director	April 1, 2003
/s/ NEAL I. GOLDMAN Neal I. Goldman	Director	April 1, 2003
/s/ PHILIP GREER Philip Greer	Director	April 1, 2003
/s/ CAROL J. HOCHMAN Carol J. Hochman	Director	April 1, 2003
/s/ JOHN E. PRESCHLACK John E. Preschlack	Director	April 1, 2003
/s/ HOWARD E. ROSE Howard E. Rose	Director	April 1, 2003

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  Exhibit 24.1
POWER OF ATTORNEY FORM 10-K ANNUAL REPORT FOR FISCAL 2003